UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On December 30, 2015, Nicholas R. Noviello, the principal financial officer and principal accounting officer of NetApp, Inc. (“NetApp” or the “Company”), resigned as Executive Vice President, Finance and Operations and Chief Financial Officer. Mr. Noviello will remain with the Company to assist with transition matters until January 14, 2016.

Appointment of Interim Chief Financial Officer

On January 4, 2016, Jeffrey K. Bergmann was appointed as interim Chief Financial Officer, effective immediately. Mr. Bergmann will act as the company’s principal financial officer and principal accounting officer. From August 2015 to January 2015, Mr. Bergmann served as Vice President of corporate finance of the Company, overseeing all aspects of corporate financial planning and analysis, product operations finance, operations finance, global tax and treasury. Mr. Bergmann joined NetApp in June 2009 as the vice president of global tax and subsequently assumed responsibility for treasury and enterprise risk management. From 2003 to 2008, Mr. Bergmann was senior vice president of tax and finance administration at VeriSign, Inc., a global provider of domain name registry services and Internet security, where he was responsible for global tax, treasury, internal audit, enterprise risk management and other finance administration functions. Prior to 2003, Mr. Bergmann was a federal tax partner at KPMG LLP, an international accounting firm. Mr. Bergmann holds a BSC degree in accounting from Santa Clara University and an MBA from Golden Gate University, and he is a certified public accountant.

No new compensatory arrangements were entered into with Mr. Bergmann in connection with his appointment as interim Chief Financial Officer.

Mr. Bergmann does not have a family relationship with any of the officers or directors of the Company.

There are no related party transactions with Mr. Bergmann reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On January 6, 2016, the Company issued a press release regarding the foregoing matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this Item 7.01, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Non-GAAP Financial Measures

The attached exhibit provides investors with certain non-GAAP measures, including, but not limited to, non-GAAP earnings per share.

NetApp believes that the presentation of this non-GAAP information provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For purposes of internal planning, performance measurement and resource allocation, NetApp’s management uses non-GAAP measures of net income that exclude, as applicable: (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) acquisition-related income and expenses, (d) restructuring and other charges, (e) asset impairments, (f) non-cash interest expense associated with debt, (g) net losses or gains on investments, and (h) GAAP tax provision, but includes a non-GAAP tax provision based upon projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure Company performance for the purposes of determining employee incentive plan compensation.

As described above, NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of employee retention and long-term incentives, it does not view it as an expense to be used in evaluating operational performance in any given period. In addition, the valuation of stock-based awards and associated expense are based on factors and assumptions that management believes are, in large part, outside of management’s control.

C. Acquisition-related income and expenses. NetApp excludes acquisition-related income and expenses, including (a) merger termination proceeds, (b) due diligence, legal and other one-time integration charges, (c) the impact of inventory step-ups, and (d) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures primarily because they are not related to our on-going business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

D. Restructuring and other charges. These charges include restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. These items are not ordinarily included in our annual operating plan and related budget due to the unpredictability of the timing and size of these events. We therefore exclude them in our assessment of operational performance.

E. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

F. Non-cash interest expense. These are non-cash charges from the amortization of debt discount and issuance costs. Management does not believe that these charges reflect the underlying performance of our business.

G. Net losses or gains. These include realized gains and losses on and other-than-temporary impairments of our investments related to significant investment impairments or liquidation events. Management believes that these gains and losses do not reflect the results of our underlying, on-going business and, therefore, finds it useful to exclude them in assessing our performance.

H. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal R&D credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the company’s operational performance.

Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. In addition, non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.

99.1	Press release, dated January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

Date: January 6, 2016	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 6, 2016.